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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _____________

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 25, 2005
                                 _____________


                                 HOT TOPIC, INC.
             (Exact name of registrant as specified in its charter)

        CALIFORNIA                   0-28784                   77-0198182
     (State or other        (Commission File Number)        (I.R.S. Employer
     jurisdiction of                                       Identification No.)
      incorporation)

              18305 E. SAN JOSE AVENUE,
            CITY OF INDUSTRY, CALIFORNIA                          91748
      (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (626) 839-4681

                                 NOT APPLICABLE.
         (Former name or former address, if changed since last report.)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02         Results of Operations and Financial Condition.

         Attached hereto as Exhibit 99.1 is a copy of a press release that Hot Topic, Inc. issued on March 2, 2005. The press release includes certain sales information of the Registrant for the fiscal month ended February 26, 2005. In addition, the release includes certain additional information relating to past reporting periods.

         The information in this Item 2.02 and the corresponding exhibit are being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

         (a) On February 25, 2005, the Audit Committee of the Board of Directors of the Registrant met with the Registrant's management and independent registered public accounting firm to discuss the correction of certain errors related to the Registrant's lease accounting that were recently identified by the Registrant's management.

         Specifically, the Registrant previously reflected the unamortized portion of construction allowances as a reduction of capital expenditures rather than recording those transactions as a deferred rent credit. In addition, the Registrant previously recognized straight-line rent expense for leases beginning on the rent commencement date (i.e., store opening date), which had the effect of excluding the build-out period from the calculation of the period over which rent is expensed.

         The Registrant's Audit Committee and management concluded that (i) the Registrant's consolidated financial statements as of January 31, 2004 and February 1, 2003 and for the fiscal years ended January 31, 2004, February 1, 2003 and February 2, 2002 and (ii) the Registrant's consolidated financial statements as of and for the interim periods ended October 30, 2004, July 31, 2004, May 1, 2004, November 1, 2003, August 2, 2003, and May 3, 2003, should be restated to reflect adjustments required to correct these errors. Accordingly, those previously filed financial statements should no longer be relied upon.

         The Registrant believes that these adjustments are consistent with similar adjustments currently being made by many other retailers and other publicly traded companies related to accounting for leases. These adjustments are not being made as a result of a determination of any fraudulent activity or misconduct of the Registrant, its Board of Directors, its Audit Committee, or its management. The Registrant intends to file this restated financial information together with its Form 10-K for the fiscal year ended January 29, 2005.

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         The restatement will increase property and equipment, as well as increase the deferred rent liability, for the consolidated balance sheet included within the affected financial statements. The restatement is expected to reduce net income per diluted share by $0.01 for each of fiscal years 2004, 2003 and 2002. In addition, the Registrant estimates that net income per diluted share will be lower by approximately $0.01 in fiscal 2005 as a result of these adjustments. While the adjustments have no effect on the cash flow of the Registrant in the aggregate, cash flow from operations will increase, offset by an increase in cash used for capital expenditures.

         The Registrant believes the restatement will comply with Statement of Financial Accounting Standards No. 13, "Accounting for Leases"; Financial Accounting Standards Board Technical Bulletin No. 88-1, "Issues Relating to Accounting for Leases"; Financial Accounting Standards Board Technical Bulletin No. 85-3, "Accounting for Operating Leases with Scheduled Rent Increases"; and the views of the Office of the Chief Accountant of the Securities and Exchange Commission expressed in its letter related to these matters dated February 7, 2005.

         The Audit Committee of the Registrant reviewed the accounting treatment and disclosures referred to in this Item 4.02(a) and discussed such treatment and disclosures with the Registrant's independent registered public accounting firm.

Item 9.01         Financial Statements and Exhibits.

         (c) Exhibits:

                  Exhibit No.          Description
                  -----------          -----------

                  99.1                 Press Release issued by Hot Topic, Inc.
                                       on March 2, 2005


   [Remainder of page intentionally left blank; signature on following page.]


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                   HOT TOPIC, INC.

                                                   By: /s/ JAMES MCGINTY
                                                       -------------------------
                                                       James McGinty
                                                       CHIEF FINANCIAL OFFICER

Date: March 2, 2005

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                                INDEX TO EXHIBITS


Exhibit No.                 Description
-----------                 -----------

99.1                        Press Release issued by Hot Topic, Inc. on March 2,
                            2005







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